UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed on a Current Report on Form 8-K filed by GI Dynamics, Inc. (the “Company”) on December 10, 2014, the Company and Robert Crane, the Company’s chief financial officer, treasurer and secretary, mutually agreed to terminate Mr. Crane’s employment with the Company following the 90-day notice period required under Mr. Crane’s employment offer letter.

On January 23, 2015, the Company entered into a Separation Agreement with Mr. Crane dated January 21, 2015 (the “Separation Agreement”), detailing the terms of his separation from the Company, effective as of March 8, 2015 (the “Effective Date”). Until the Effective Date, Mr. Crane will remain employed by the Company and, subject to the terms of the Separation Agreement, his employment during such transition period will continue pursuant to the terms and conditions that apply to his employment. In addition to the benefits previously disclosed, Mr. Crane will be entitled to the continuation of the exercise period of all his vested stock options through at least December 8, 2015 (or such later date as would be permitted under the applicable stock option agreement).

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: January 29, 2015	/s/ Michael Dale
Michael Dale
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated January 21, 2015, between GI Dynamics, Inc. and Robert Crane